UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2005

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

RealNetworks, Inc. (the "Company") has amended its 1998 Employee Stock Purchase Plan (the "ESPP") in response to changes in the accounting rules that will become effective in 2006. Historically, the purchase price of shares purchased under the ESPP was equal to 85% of the lesser of either the fair market value of the Company's Common Stock at the beginning of each six-month offering period, or the fair market value of the Company's Common Stock at the end of each six-month offering period (commonly referred to as a "look-back").

The Company's ESPP has been amended to eliminate the look-back feature, effective upon the commencement of the offering period that begins on January 1, 2006. The purchase price of shares under the ESPP for offering periods beginning on or after January 1, 2006 will be equal to 85% of the fair market value of the Company's Common Stock on the last day of each six-month offering period.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

December 19, 2005	By:	/s/ Robert Kimball

Name: Robert Kimball
Title: Sr. VP, Legal and Business Affairs, General Counsel and Corp. Secretary